EXHIBIT (S)

Calculation of Filing Fee Tables

Form N-2

(Form Type)

AMG PANTHEON FUND, LLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Units of Beneficial Interest	457(o)	(1)	(1)	$2,000,000,000 (2)	$110.20	$220,400

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—		—	—	—	—	—

	Total Offering Amounts					$2,000,000,000		$220,400

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$220,400

(1)

This registration statement (the “Registration Statement”) relates to the aggregate offering of $2,000,000,000 of units of beneficial interest of the Fund. The offering currently includes Class 1, Class 2, Class 3, Class 4 and Class 5 Units.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

Table 2: Fee Offset Claims and Sources

Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Amount Registered	Maximum Aggregate Offering Price	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Rule 457(p)

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Equity	Units of Beneficial Interest	(1)	$500,000,000	N-2	333-238184	July 31, 2020

Equity	Units of Beneficial Interest	(1)	$500,000,000 (3)	N-2	333-258314	July 31, 2021

Equity	Units of Beneficial Interest	(2)	$1,000,000,000 (4)	N-2	333-264013	March 31, 2022

Equity	Units of Beneficial Interest	(1)	$500,000,000 (5)	N-2	333-266399	July 31, 2022

(1)

This registration statement relates to the aggregate offering of $500,000,000 of units of beneficial interest of the Fund. The offering currently includes Class 1, Class 2, Class 3, Class 4 and Class 5 Units.

(2)

This registration statement relates to the aggregate offering of $1,000,000,000 of units of beneficial interest of the Fund. The offering currently includes Class 1, Class 2, Class 3, Class 4 and Class 5 units.

(3)

This registration statement also carries forward $500,000,000 of units of beneficial interest that were previously registered pursuant to Registrant’s registration statement on Form N-2 (File No. 333-238184) effective July 31, 2020.

(4)

This registration statement also carries forward $500,000,000 of units of beneficial interest that were previously registered pursuant to Registrant’s registration statement on Form N-2 (File No. 333-238184) effective July 31, 2020 and $500,000,000 of units of beneficial interest that were previously registered pursuant to Registrant’s registration statement on Form N-2 (File No. 333-258314) effective July 31, 2021.

(5)

This registration statement also carries forward $500,000,000 of units of beneficial interest that were previously registered pursuant to Registrant’s registration statement on Form N-2 (File No. 333-238184) effective July 31, 2020, $500,000,000 of units of beneficial interest that were previously registered pursuant to Registrant’s registration statement on Form N-2 (File No. 333-258314) effective July 31, 2021, and $1,000,000,000 of units of beneficial interest that were previously registered pursuant to Registrant’s registration statement on Form N-2 (File No. 333-264013) effective March 31, 2022.